Exhibit 10.7

joint product development agreement

THIS JOINT PRODUCT DEVELOPMENT AGREEMENT (“Agreement”), effective as of the 17th day of June, 2015 (“Effective Date”), is made and entered into by and between CELLECT BIOMED LTD., an Israeli corporation with its principal office located at 10 Hataas Street, Kfar Saba, Israel (“Cellect”), and ENTEGRIS, INC., a Delaware corporation with its principal office located at 129 Concord Road Billerica, MA 01821 (“Entegris”). Each of Cellect and Entegris are sometimes hereinafter referred to as a “Party” and collectively as the “Parties”.

Recitals

A.	Cellect has expertise in developing products that facilitate functional allocation, selection, and use of stem cells.

B.	Entegris has expertise in developing packaging solutions for a variety of industries, including the pharmaceutical industry.

C.	Cellect and Entegris have signed a Letter of Intent dated _________ (the “LOI”) to perform a preliminary analysis to focus on selection of a polymer film that ultimately will be used in a medical device.

D.	Cellect and Entegris now wish to collaborate in a joint development program (“Program”) for development of a medical device and the Parties wish to document the requirements, deliverables and remaining milestones for accomplishing the Program objectives with respect to such medical device, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound hereby agree as follows:

Agreement

1.	DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

1.1         “Affiliate” means, with respect to a Party, any person or entity that controls, is controlled by, or is under common control with such Party, where “control” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a person or entity, whether by ownership, agreement, or otherwise. For purposes of this definition, a person shall be deemed to “control” any Party if it owns or controls a sufficient interest in the voting equity (or other comparable ownership if the Party is not a corporation) such that it can direct, order or control the actions of such Party and the ownership of 50% or more of the voting equity (or other comparable ownership if the Party is not a corporation) shall be conclusive evidence of control.

1.2         “Background Intellectual Property” or “BIP” means, with respect to a Party, any IP that is (i) pre-existing IP that is owned or controlled by such Party as of the date of this Agreement, (ii) created, conceived or first reduced to practice by such Party alone or in conjunction with any third party (i.e., any party other than the other Party), without inventive contribution from the other Party, or (iii) created, conceived or first reduced to practice by such Party other than in the course of the work performed under this Agreement.

1.3         “Change in Control” means, with respect to a Party, the occurrence of either one of the following events: (i) any one person, entity or more than one person or entity acting as a group, in each case, acquires an ownership interest in such Party that, together with the ownership interest already owned, directly or indirectly, by such person, entity or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of all of the outstanding shares, units of ownership or equity interests of such Party; or (ii) the sale, transfer or exchange of substantially all of the assets of a Party to any one person, entity or more than one person or entity acting as a group within any twelve (12) month period ending on the date of the most recent acquisition of such Party assets by such person, entity or group.

1.4         “Deliverables” means the specific work product defined in a Statement of Work.

1.5         “Foreground IP” means all Intellectual Property created, conceived or first reduced to practice during the course or as a result of the work performed under the Program, including without limitation all such Foreground IP embodied at any time in any Product and all improvements, enhancements or modifications made to a Product which are regarded as IP.

1.6         “Intellectual Property” or “IP” means all intellectual property rights throughout the world, whether existing now or in the future, including without limitation: (i) all patent rights and other rights in useful inventions and ornamental designs; (ii) all copyrights and other rights in works of authorship, software, mask works, databases, compilations, and collections of information; (iii) all rights in know-how and trade secrets, but excluding (iv) all rights in trademarks, service marks, and other proprietary trade designations.

1.7         “Mutual Confidentiality Agreement” means that certain Non-Disclosure Agreement dated as of October 29, 2013 between Cellect and Entegris.

1.8         “Product” means a medical device for the treatment of disease which is anticipated to utilize selective apoptosis of mature cells and that is developed under the Program.

1.9         “Specifications” means the functional specifications in the form attached to the applicable SOW, as such specifications may be amended from time to time as herein provided.

1.10         “Territory” means North America (USA and Canada).

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2.	JOINT DEVELOPMENT PROGRAM.

2.1         Statement of Work. The Parties mutually agree pursuant to this Agreement to complete one or more Statements of Work (“Statement of Work” or “SOW”) in the form attached hereto as Exhibit A. Each SOW shall set forth the terms for undertaking the applicable project phase of the Program, including the scope and objectives, estimated timetable, key activities and work streams, responsibilities of each Party, Milestones and Deliverables, and the cost and time estimates for each Milestone. Each SOW, when signed by both Parties, shall automatically, without any further action by the Parties be deemed to be incorporated herein by reference and be made a part of this Agreement. Neither Party shall have any obligation to commence work on any project phase of the Program unless and until the Parties have completed and executed a corresponding SOW. With respect to each SOW that is entered into, Cellect and Entegris shall use reasonable commercial efforts to perform their respective tasks and responsibilities in accordance with this Agreement.

2.2         Fees and Expenses. Except as otherwise expressly provided herein or in the applicable SOW, Entegris will bear all costs related to the development, design, engineering, and manufacture of polymer systems which enable attachment of the active chemistry to enable the Product. Except as otherwise expressly provided herein or in the applicable SOW, Cellect will bear all remaining costs related to the pre-clinical development of the Product including the testing of the biological activity of the products through the development stages.

2.3         Technical Representative. Each Party shall designate a single technical representative for the purpose of this Agreement (the “Technical Representative”). The Technical Representative shall act as the main contact person and project administrator for his/her respective Party, responsible for overseeing and directing the execution of each project phase and monitoring overall progress toward achievement of project objectives. Either Party may appoint a different Technical Representative by providing written notice to the other Party. The initial Technical Representatives shall be:

(a)	Cellect Technical Representative:	[Tal Almog]
Office phone: +972 9 9741 444
Mobile phone: +972 54 318 7538
E-mail: tal@celllectbio.com

(b)	Entegris Technical Representative:	[Eric Isberg]
Office phone: +1 952 556 1817
Mobile phone: +1 612 910 7918
E-mail: eric_isberg@entegris.com

In the event that during the course of performing a SOW either Party believes that the SOW, as written, needs to be modified as a result of a change in scope, Specifications, or performance objectives, the Parties shall negotiate reasonable modifications to the SOW, including, for example, changes in the estimated time and/or development costs. A modification to the SOW shall only be effective if it is in writing and signed by both Parties.

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2.4         Cooperation. During the performance of the development work hereunder, each Party shall cooperate and proactively provide the other Party with such technical information as the providing Party may deem to be necessary for the other Party’s performance of its responsibilities under this Agreement and each SOW, subject to Section 5 (Confidentiality) hereof; and provided, however that the other Party shall be excused in meeting any Milestones under the applicable SOW based on any delay attributable to the providing Party’s failure or delay in providing such technical information. Each of the Parties agrees to make available its facilities and equipment, subject to Section 5 (Confidentiality) hereof, as reasonably necessary for the performance of the work in accordance with each SOW.

2.5         Review of Deliverables. At such time as a Party believes it has completed a milestone set forth in the SOW (each, a “Milestone”), such Party will deliver to the receiving Party the corresponding Deliverable under the SOW. As soon as reasonably possible after receiving each Deliverable from such Party, the receiving Party shall promptly review and evaluate such Deliverable to determine whether it meets the applicable requirements in the SOW (the “Deliverable Requirements”). If the receiving Party believes that the Deliverable does not comply in all material respects with the applicable Deliverable Requirements, the receiving Party shall promptly notify the delivering Party in writing of such objection (each, an “Objection Notice”) describing in reasonable detail the reasons therefore, and the delivering Party shall attempt to modify the Deliverable so as to comply with the applicable Deliverable Requirements. If the receiving Party fails to deliver an Objection Notice to the delivering Party within ten (10) days after receiving the Deliverable, then the receiving Party shall be deemed to have approved such Deliverable.

2.6         Production of the Product. Following the successful development of the Product under the Program, the Parties shall perform economic and feasibility tests in order to examine, in good faith, possible manufacture of the Product by Entegris, and following such tests, enter into good faith negotiations for the exclusive manufacturing of the Product by Entegris.

3.	INTELLECTUAL PROPERTY.

3.1	Ownership and Control of Background IP.

(a)	Notwithstanding anything herein to the contrary, (i) Cellect shall continue to exclusively own and retain all right, title and interest in and to, and to control, all Cellect BIP, without the need to account to or obtain consent from Entegris, including but not limited to the right and sole discretion of using patent counsel of its choice to (x) prepare, file, prosecute, and maintain throughout the world patent, copyright, trade secret and/or other protection for Cellect BIP, (y) retain, license, sell, or otherwise dispose of or exploit Cellect BIP, and (z) enforce or defend any rights in Cellect BIP; and (ii) Entegris shall continue to exclusively own and retain all right, title and interest in and to, and to control, all Entegris BIP, without the need to account to or obtain consent from Cellect, including but not limited to the right and sole discretion of using patent counsel of its choice to (xx) prepare, file, prosecute, and/or maintain throughout the world patent, copyright, trade secret or other protection for Entegris BIP, (w) retain, license, sell, or otherwise dispose of or exploit Entegris BIP, and (zz) enforce or defend any rights in Entegris BIP.

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(b)	Each Party agrees to grant and does hereby grant to the other Party during the term of this Agreement, solely for development in accordance with the Program and not for commercial purposes, a non-exclusive, nontransferable, royalty-free license to use its respective BIP for the sole purpose of enabling, and only to the extent necessary to enable, the other Party to perform its responsibilities under each Statement of Work. The foregoing licenses shall terminate automatically upon the termination or expiration of the applicable SOW or this Agreement. Except as expressly provided in this Section 3.1(b), neither Party acquires any rights nor licenses, express or implied, under the BIP of the other Party.

3.2         Ownership and Control of Foreground IP. Regardless of inventorship, the Parties mutually agree to jointly own all Foreground IP developed under the Program. Except as otherwise provided in this Section 3.2, the Parties shall mutually agree on all decisions relating to the prosecution, maintenance, defense and enforcement of Foreground IP.

(a)	The Parties shall consult with each other regarding whether an application or applications for patent or other IP rights should be filed, prosecuted, and/or maintained for any Foreground IP. If both Parties wish to take part in such applications, the applications shall be prepared and prosecuted by a mutually acceptable patent attorney and the legal fees, costs and expenses of preparation, prosecution and maintenance shall be shared equally between the Parties. If either Party elects not to participate in the preparation, filing, prosecution, and/or maintenance of an application and any resulting patents by contributing half of such legal fees, costs and expenses (the “Non-Prosecuting Party”), the other Party (the “Prosecuting Party”) shall have the right (but not the obligation) to prosecute, file and maintain such application and any resulting patents using counsel of its choice and shall control the process at its own expense and sole discretion and in the name of the Non-Prosecuting Party, and the ownership and the rights of the Parties in such application or patent shall remain unchanged. However, if the Non-Prosecuting Party elects not to participate in any country in the world, then the Non-Prosecuting Party shall assign its rights to the patent or patent application, as the case may be, to the Prosecuting Party. The Non-Prosecuting Party, though not actively participating in the process, shall provide all information and assistance reasonably requested by the Prosecuting Party in connection with the preparation, filing, prosecution and maintenance of such application and any resulting patents. Regardless of the participation of either Party, each Party shall be afforded the right to review all patent applications being prepared to ensure that no Confidential Information of that Party has been included in such patent applications. If Confidential Information of a Party has been revealed within any patent application, the Party owning such Confidential Information shall have the right to prohibit filing of such patent application until such Confidential Information is removed.

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(b)	In the event that any Foreground IP is infringed or misappropriated by a third party or is subject to a declaratory judgment action, or is the subject of an interference, derivation, re-examination, reissue, post-grant review, inter parties review, or opposition proceeding, the Party becoming aware thereof shall promptly notify the other Party. The Parties shall consult with each other and if both Parties wish to take part in the enforcement of such Foreground IP or the defense of any the foregoing claims or actions, the Parties shall engage a mutually acceptable patent attorney for that purpose. The Parties shall cooperate in good faith with respect to the defense or enforcement of Foreground IP, including voluntarily joining as a party to such suit or defense where necessary or desirable. The costs of the foregoing proceedings shall be paid first with any amounts recovered, with the remaining costs being shared equally by the Parties, unless otherwise agreed by the Parties in writing. In the event that a Party elects not to take part in the defense or enforcement, as applicable, of the Foreground IP, the other Party shall have the right (but not the obligation) to enforce or defend, as the case may be, the Foreground IP at the enforcing Party’s sole expense using counsel of its choice, including sole control over all litigation and settlement discussions and shall be entitled to all damages awarded and other payment received in connection therewith. In that case, the non-enforcing Party shall cooperate in good faith and provide all information and assistance reasonably requested by the enforcing Party in connection with the defense or enforcement action or proceeding, at the enforcing Party’s sole expense. Upon the enforcing Party’s request, the non-enforcing Party shall voluntarily join as a party to such suit or defense where necessary or desirable, unless the non-enforcing Party has a reasonable business justification for not cooperating (e.g., the alleged infringer is a customer or competitor of such Party).

(c)	Each Party agrees to grant and does hereby grant to the other Party, a non-exclusive, transferable, royalty-free license to use its respective rights under the Foreground BIP for the sole purpose of enabling, and only to the extent necessary to enable, the other Party to develop, sell, market, manufacture or otherwise commercialize the Product developed under the Program. Except as expressly provided in this Section 3.1(c), neither Party acquires any rights nor licenses, express or implied, under the Foreground BIP of the other Party.

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4.	TERM AND TERMINATION.

4.1         Term. Unless earlier terminated in accordance with the provisions hereof, the term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years (the “Initial Term”), and thereafter, shall automatically renew on a yearly basis (each, a “Renewal Term”). The Initial Term and any Renewal Terms are referred to collectively as the “Term”.

4.2         Termination for Cause. A Party may terminate this Agreement and/or any or all SOW’s upon written notice to the other Party if the other Party materially breaches this Agreement and/or the SOW and fails to cure such breach within thirty (30) days after receiving written notice of the breach from the non-breaching Party, provided that with respect to monetary breaches, the cure period shall be ten (10) days. Any such notice of breach shall describe the breach in reasonable detail as well as the steps reasonably requested to be taken to cure such breach, if curable.

4.3         Termination Upon Bankruptcy or Insolvency. Either Party may terminate this Agreement and/or any or all of the SOW’s immediately upon written notice to the other Party if the Other Party becomes unable to pay its debts in the ordinary course as they become due, becomes or is declared insolvent, makes a general assignment for the benefit of creditors, suffers a receiver to be appointed for it, enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, files a voluntary petition in bankruptcy, or has an involuntary petition in bankruptcy filed against it, which petition is not dismissed with prejudice within sixty (60) days after the filing thereof.

4.4         Effects of Termination. Upon the expiration or termination of this Agreement for any reason, (a) all amounts not disputed in good faith that are owed by terminating Party to the other Party under a Statement of Work which accrued before such expiration or termination will be immediately due and payable, and (b) each Party shall return or destroy, as requested, the other Party’s Confidential Information in accordance with the provisions of Section 5.6.

4.5         Survival. Sections 1 (Definitions), 2.6 (Consideration), 3 (Intellectual Property), 4 (Term and Termination), 5 (Confidentiality), 6 (Limitations on Liability) and 7.1 (Default) and any provisions of an SOW which by their terms or nature are intended or expressly stated to survive the expiration or termination of this Agreement and/or the SOW shall survive the expiration or termination of this Agreement and/or the SOW for any reason, and shall bind the parties, their successors and permitted assigns.

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5.	CONFIDENTIALITY.

5.1         Confidential Information. Subject to the exceptions set forth in Section 5.2 for purposes of this Agreement, the “Confidential Information” of a Party (“Disclosing Party”) shall mean any and all information and materials of such Party disclosed to or accessed, received or observed by the other Party (“Receiving Party”) in connection with this Agreement, including without limitation all business, financial, technical, sales and marketing information, all contracts, financial statements, business plans and assets, all trade secrets, know-how, ideas, and inventions (whether or not patentable), all customer and employee information, including customer lists, and all other information that a reasonable person familiar with Disclosing Party’s business and industry would consider confidential or proprietary under the circumstances, in each case regardless of whether received from Disclosing Party, its Affiliates, or any other source, whether in oral, written, visual, electronic or other form, and regardless of whether marked or identified as “confidential” or “proprietary” at the time of disclosure.

5.2         Exceptions. Any particular item of information shall not be considered Confidential Information for purposes of this Agreement at such time, and to the extent, such information: (i) was known to Receiving Party prior to any disclosure by or on behalf of Disclosing Party, as evidenced by documents predating the time of disclosure; (ii) is rightfully acquired by Receiving Party on a non-confidential basis from a third party that is legally entitled to disclose such information; (iii) is independently developed by Receiving Party, without reference to or reliance on the Confidential Information of Disclosing Party; or (iv) is or becomes generally available to the public through no wrongful act or fault of Receiving Party. For purposes of this Agreement, the Confidential Information of Disclosing Party shall not be deemed generally available to the public merely because it may be embraced by more general disclosures, or may be derived from combinations of disclosures that are in the public domain, but nonetheless shall be deemed confidential if collected and combined in a form which is not generally available to the public.

5.3         Restrictions on Disclosure and Use. Receiving Party shall at all times during the Term of this Agreement and for a period of five (5) years thereafter (or in the case of trade secrets, the longer of 5 years or for so long as such Confidential information constitutes a trade secret under applicable law) hold the Confidential Information of Disclosing Party in trust and in confidence, and shall protect such Confidential Information with at least the same degree of care, but no less than reasonable care, which Receiving Party uses to protect its own Confidential Information of a similar nature. Except as expressly authorized in writing by the other Party, neither Party shall access, use or disclose any Confidential Information of the other Party for any purpose whatsoever, whether for its own benefit or the benefit of any third party, other than for the limited purpose of exercising its rights and performing its obligations under this Agreement.

5.4         Permitted Disclosures. Except as expressly authorized in writing by Disclosing Party, or for the agreed-to purpose and in the course of pursuing, maintaining or enforcing Foreground IP in accordance with Section 3, Receiving Party shall not disclose or otherwise reveal any Confidential Information of Disclosing Party to any person or entity other than its directors, officers, employees, agents, subcontractors, Affiliates, auditors and financial and legal advisers having a need to know the Confidential Information and, in each case, who are under a duty of confidentiality and nondisclosure with respect to such Confidential Information consistent with the provisions of this Section 5. Each Party will ensure that any of its directors, officers, employees, agents, Affiliates, auditors and financial and legal advisers who have access to any Confidential Information of the other Party received under this Agreement are aware of, understand, and abide by this Agreement.

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5.5         Legally Required Disclosures. If Receiving Party is requested to disclose any Confidential Information of Disclosing Party under applicable law or in any judicial or administrative proceeding, then, except as otherwise required to comply with applicable law, Receiving Party shall promptly notify Disclosing Party of such request, describing in reasonable detail the Confidential Information to be disclosed, so that Disclosing Party may resist such disclosure or seek an appropriate protective order, and shall provide all information and assistance reasonably requested by Disclosing Party in connection therewith. If Receiving Party is nonetheless compelled to disclose any Confidential Information of Disclosing Party, Receiving Party shall limit its disclosure to that which is required under applicable law or by the relevant judicial or administrative body.

5.6         Return or Destruction. Upon the expiration or termination of this Agreement for any reason, or Disclosing Party’s earlier demand, Receiving Party shall, at the election of Disclosing Party, promptly return or destroy all Confidential Information of Disclosing Party (including copies and summaries thereof), and upon Disclosing Party’s request, promptly certify to Disclosing Party that it has purged its records and files of and no longer has access to such Confidential Information. Receiving Party’s confidentiality obligations under this Agreement, and rights and remedies related thereto, shall survive the expiration or termination of this Agreement for any reason.

6.             LIMITATIONS ON LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, OR SIMILAR DAMAGES (INCLUDING LOST REVENUE OR PROFITS) ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE LIMITATIONS ON LIABILITY IN THIS SECTION SHALL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, REGARDLESS OF THE CAUSE OF ACTION OR BASIS OF LIABILITY (WHETHER IN CONTRACT, TORT, OR OTHERWISE). THESE LIMITATIONS ON LIABILITY ARE AN ESSENTIAL PART OF THIS AGREEMENT AND SHALL BE VALID AND BINDING EVEN IF ANY REMEDY IS DEEMED TO FAIL OF ITS ESSENTIAL PURPOSE. EACH OF THE PARTIES IS PROVIDING THE CONFIDENTIAL INFORMATION AND DELIVERABLES AND OTHER WORK PRODUCT TO THE OTHER PARTY UNDER THIS AGREEMENT “AS IS” WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO THE USEFULNESS, ACCURACY, NON-INFRINGEMENT OR COMPLETENESS THEREOF.

7.	MISCELLANEOUS.

7.1         Default. Following the successful development of the Product under the Program, Entegris shall supply the polymer systems of the Product to Cellect in amounts and price/profit margin that shall be agreed between the Parties at such time. If Entegris defaults on this obligation, Cellect may find an alternate party for manufacturing the polymer systems in which case Entegris would receive a royalty of five percent (5%) of the Product final sales, payable by Cellect on a quarterly basis, until the aggregate amount payable hereunder is equal to the amounts paid by Entegris on account of the Collaboration and Exclusivity Payment. If mutually agreed, Entegris or its supply chain partners may manufacture the Product in addition to the polymer systems.

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7.2         Terms and Conditions of Sale. The supply of polymer systems of the Product and of any other products sold to Cellect shall be upon the commercial terms and conditions specified on Appendix A attached hereto, which terms and conditions shall prevail over any inconsistent or conflicting terms which may be set forth on purchase orders or other forms.

7.3         Governing Law. This Agreement shall be governed and interpreted for all purposes by the laws of England and Wales, without giving effect to any conflict of laws principles that would require the application of the laws of a different jurisdiction, and with respect to the intellectual property matters contained herein, in accordance with the federal patent statute and other intellectual property laws of the USA. Notwithstanding the foregoing, questions affecting the construction and effect of any patent claim shall be determined by the law of the country in which the patent shall have, been granted.

7.4         Notices. All notices under this Agreement shall be in writing, and shall be delivered personally, by certified mail or via express courier service, return receipt requested. Notice shall be directed to the addresses set forth below the signature block, and shall be deemed effective upon receipt (or if delivery is refused, on the date of such refusal). Either Party may change its address for notices from time to time by providing written notice of such change to the other Party.

7.5         Assignment. Neither Party may assign or otherwise transfer this Agreement or delegate any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Party. Any attempted assignment, delegation or transfer in violation of the foregoing shall be null and void from the beginning and without effect. Notwithstanding the foregoing, either Party may assign this Agreement, without the prior consent of the other Party, to an Affiliate. For the purposes of this provision, any form of Change in Control of a Party shall be deemed an impermissible transfer, whether or not such Change in Control would otherwise be deemed a transfer under applicable law, and shall be null and void from the beginning and without effect.

7.6         Equitable Relief. Each Party acknowledges, on behalf of itself and its Affiliates, that a Party’s breach of its confidentiality obligations under Section 5 would cause irreparable harm to the other Party, the extent of which is difficult to quantify, and that monetary damages would of be an adequate remedy for such breach. Therefore, in addition to recovery of monetary damage and all other rights and remedies available at law or in equity, in the event of any such breach by a Party, the other Party shall be entitled to seek injunctive and other equitable relief in any court of competent jurisdiction, without the necessity for posting bond or first proving actual damages.

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7.7         Relationship. The Parties hereto are independent contractors and each will conduct its business hereunder as a principal for its own account. Nothing in this Agreement shall create any agency, employment, partnership, fiduciary or joint venture relationship between the Parties. Neither Party is or shall be construed to be an employee of the other Party under the meaning or application of any applicable law. Neither Party shall have, nor shall it represent to any third party that it has, the power or authority to represent, act for, bind or otherwise create or assume any obligation for or on behalf of the other Party.

7.8         Amendment; Waiver. No amendment to or waiver of the provisions of this Agreement shall be effective unless in writing and signed by a duly authorized representative of each Party. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party. Any waiver on one occasion shall not constitute a waiver of any other or subsequent duty or breach.

7.9         Severability. If any provision of this Agreement is determined to be invalid or unenforceable under applicable law, the provision shall be amended and interpreted by a court of competent jurisdiction to accomplish the objectives of such provision to the greatest extent possible under applicable law, and the remaining provisions of this Agreement shall continue in full force and effect.

7.10         Construction. The Section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. The term “including” as used herein means “including without limitation.” The terms “herein” and “hereunder” refer to this Agreement as a whole, rather than to any particular Section.

7.11         Entire Agreement. This Agreement, including all of the Exhibits and Appendices and each Statement of Work that is entered into between the Parties sets forth the entire agreement of the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous negotiations and agreements, written or oral. For the avoidance of doubt, this Agreement is not intended and shall not be construed to rescind the Mutual Confidentiality Agreement. The terms of this Agreement shall govern any Confidential Information disclosed pursuant to this Agreement, and the Mutual Confidentiality Agreement shall continue to govern Confidential Information (as defined therein) that was disclosed prior to the Effective Date under the Mutual Confidentiality Agreement. This Agreement, and any amendment hereto or waiver hereof, may be signed in counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any signature may be delivered by facsimile or .pdf, which shall have the same effect as an original signature.

[The Next Page Is The Signature Page]

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IN WITNESS WHEREOF, the Parties, intending to be legally bound, have executed this Joint Product Development Agreement as of the Effective Date by the undersigned duly authorized representatives.

Cellect Biomed Ltd.		Entegris, Inc.

By:	/s/ Shai Yarkoni	By:	/s/ James O’Neill
Name:	Shai Yarkoni	Name:	James O’Neill
Title:	CEO	Title:	Chief Technology Officer

	Address for Notices: Cellect Biomed Ltd. Attn: 10 Hataas Street Kfar Saba Israel		Address for Notices: Entegris, Inc. Attn: General Counsel 129 Concord Road Billerica, MA 01821 United States of America

Joint Product Development Agreement – Page 12/12

Exhibit A

Statement of Work

THIS STATEMENT OF WORK (“Statement of Work”) is entered into as of the [17] day of [June], 2015, between Cellect Biomed Ltd. (“Cellect”) and Entegris, Inc. (“Entegris”) pursuant and subject to the terms and conditions of that certain Joint Product Development Agreement (“Agreement”) dated as of [June 17th], 2015 between Cellect and Entegris. The terms and conditions of the Agreement are incorporated herein by reference. All capitalized terms used in this Statement of Work but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

The statement of work is attached as Attachment A (PDF).

IN WITNESS WHEREOF, the parties hereto have caused this Statement of Work to and year first above written.

Cellect Biomed Ltd.		Entegris, Inc.

By:	/s/ Shai Yarkoni	By:	/s/ James O’Neill
Name:		Name:	James O’Neill
Title:		Title:	CTO

Attachment A

ID	WBS	Task name	Duration	Start	Predecessors
1	**1**	**Design input - assess market needs**	45 days	03/08/15	
2	1.1	Preliminary needs	5 days	03/08/15	
3	1.2	Get feedback from BMT technicians	20 days	10/08/15	2
4	1.3	Prepare a design input document	20 days	07/09/15	3
5	1.4	Preliminary needs document	0 days	02/10/15	4
6	**2**	**Design specification**	**21 days**	**05/10/15**	**1**
7	2.1	Preparation	21 days	05/10/15	
8	2.2	Design spec document	0 days	02/11/15	7
9	**3**	**Prepare a statutory strategy**	40 days	03/11/15	6
10	3.1	Regulatory strategy	40 days	03/11/15	
11	3.2	Sterilization plan	10 days	03/11/15	
12	3.3	Biocompatability plan	10 days	03/11/15	
13	3.4	Shelf life plan	10 days	17/11/15	11
14	3.5	Packaging & Labeling plan	10 days	03/11/15	
15	3.6	Document	0 days	28/12/15	10,11,12
16	**4**	**Preliminary design with a few alternatives**	20 days	29/12/15	9
17	4.1	Design alternatives	20 days	29/12/15	
18	4.2	Risk analysis	10 days	29/12/15	
19	4.3	Documents	0 days	25/01/16	17,18
20	**5**	**Preliminary manufacturing processes**	**30 days**	**26/01/16**	**16**
21	5.1	Preparation process plans	30 days	26/01/16	
22	5.2	Preliminary manufacturing processes document	0 days	07/03/16	21
23	**6**	**Define optimal binding method of FasL to polystyrene**	47 days	08/03/16	20
24	6.1	Selecting a few binding methods	5 days	08/03/16	

2014
'14
'15
'16
'17
'18
02/10
02/11
28/12
25/01
07/03

Project: SOW_BIRD_130415
Date: 18/06/15

פיצול קריטי	Inactive Milestone	Finish-only
Task	Inactive Summary	External Tasks
Split	Manual Task	External Milestone
Milestone	Duration-only	Deadline
Summary	Manual Summary Rollup	Progress
Project Summary	Manual Summary	Manual Progress
Inactive Task	Start-only	קריטי

Page 1

ID	WBS	Task name	Duration	Start	Predecessors
25	6.2	Production of selected polymer coated with binding methods	30 days	15/03/16	24
26	6.3	ELISA for binding	12 days	26/04/16	25
27	6.4	Cell assay for apoptosis	12 days	26/04/16	25
28	6.5	Binding method selected	0 days	11/05/16	27,26
29	7	Define the optimal polymer for binding FasL	55 days	12/05/16	23
30	7.1	Selecting 3 polymers	5 days	12/05/16	
31	7.2	Production of selected polymer coated with selected binding method	30 days	19/05/16	30
32	7.3	ELISA for binding	20 days	30/06/16	31
33	7.4	Cell assay for apoptosis	20 days	30/06/16	31
34	7.5	Polymer selected	0 days	27/07/16	32,33
35	8	Produce alpha prototype	195 day	29/12/15	
36	8.1	Production of CGMP FasL (subcontractor)	180 day	29/12/15	9
37	8.2	Production of bags	20 days	28/07/16	29
38	8.3	Attachment of FasL	15 days	06/09/16	37,36
39	8.4	Ready prototype	0 days	26/09/16	38
40	9	Verification bench testing of alpha prototype	45 days	27/09/16	35
41	9.1	Bench tests - preliminary in vitro studies	30 days	27/09/16	
42	9.2	Preliminary sterilization study	14 days	27/09/16	
43	9.3	Preliminary biocompatibility study	45 days	27/09/16	
44	9.4	Preliminary shelf life study	30 days	27/09/16	
45	9.5	Preliminary animal study	45 days	27/09/16	
46	9.6	Verification ended	0 days	28/11/16	41,42,43

2014
'14
'15
'16
'17
'18
11/05
27/07
26/09
28/11

Project: SOW_BIRD_130415
Date: 18/06/15

פיצול קריטי
Task
Split
Milestone
Summary
Project Summary
Inactive Task
Inactive Milestone
Inactive Summary
Manual Task
Duration-only
Manual Summary Rollup
Manual Summary
Start-only
Finish-only
External Tasks
External Milestone
Deadline
Progress
Manual Progress
קריטי

Page 2

ID	WBS	Task name	Duration	Start	Predecess
47	10	Produce and test a beta prototype	140 day	29/11/16	40
48	10.1	Sterilization studies	105 day	29/11/16	
49	10.1.1	Develop protocol	5 days	29/11/16	
50	10.1.2	Execute and test sterilization	90 days	06/12/16	49
51	10.1.3	Sterilization validation report	10 days	11/04/17	50
52	10.1.4	Sterilization milestone	0 days	24/04/17	51
53	10.2	Biocompatibility studies	90 days	29/11/16	42
54	10.3	Packaging studies	90 days	29/11/16	42
55	10.4	shelf life studies	140 day	29/11/16	
56	10.4.1	Time "0" baseline	21 days	04/04/17	54
57	10.4.2	T1 accelerated	50 days	29/11/16	
58	10.4.3	Packaging integrity and Efficacy test	20 days	07/02/17	57
59	10.4.4	T1 realtime	120 day	29/11/16	
60	10.4.5	Packaging integrity and Efficacy test	20 days	16/05/17	59
61	10.4.6	Bench tests - in vitro studies	50 days	29/11/16	
62	10.4.7	Animal studies	90 days	29/11/16	
63	11	Develop Batch release criteria	15 days	13/06/17	47
64	11.1	Cell assay for apoptosis	15 days	13/06/17	
65	12	Production of a clinical batch	95 days	04/04/17	
66	12.1	Technology transfer & prep for subcontractor	60 days	04/04/17	54
67	12.1	Bag production	20 days	04/07/17	63
68	12.2	FasL attachment	10 days	01/08/17	66,67
69	12.3	Clinical batch	0 days	14/08/17	68,67

2014
'14
'15
'16
'17
'18
24/04
14/08

Project: SOW_BIRD_130415
Date: 18/06/15

פיצול קריטי		Inactive Milestone		Finish-only	
Task		Inactive Summary		External Tasks	
Split		Manual Task		External Milestone	
Milestone		Duration-only		Deadline	
Summary		Manual Summary Rollup		Progress	
Project Summary		Manual Summary		Manual Progress	
Inactive Task		Start-only		קריטי	

Page 3

Appendix A

Entegris Standard Sales Terms and Conditions

These Terms and Conditions May Change

Entegris reserves the right to update or modify these Terms and Conditions at any time without prior notice.

Governing Terms

All products and services offered for sale by Entegris, Inc. (“Entegris”) are sold subject to the terms and conditions stated herein. These terms and conditions shall apply to the sale of the products and/or services described in the Entegris Quotation Sales Order, Invoice, or other contract documentation to which these terms and conditions are attached or incorporated by reference. Except as expressly agreed by an authorized representative of Entegris in writing, no other terms and conditions, including any terms and conditions attached to, or contained within, Buyer’s request for quotation, acknowledgment, purchase order or other contract documentation shall apply. Buyer’s acceptance of the products or services delivered by Entegris shall constitute an affirmation by Buyer that the terms and conditions set forth herein govern the purchase and sale of the goods or services. THE TERMS OF THESE TERMS AND CONDITIONS SHALL SUPERSEDE ANY ADDITIONAL, DIFFERENT OR CONFLICTING TERMS PROPOSED BY BUYER OR CONTAINED ON BUYER’S PURCHASE ORDER OR ANY DOCUMENT OR INSTRUMENT SUBMITTED BY BUYER.

Prices, Taxes and Payment

All prices are firm unless otherwise agreed to in writing. Entegris reserves the right to change the prices and specifications of its products at any time without notice. Any tax, duty, custom or other fee of any nature imposed upon this transaction by any federal, state or local governmental authority shall be paid by Buyer in addition to the price quoted or invoiced. In the event Entegris is required to prepay any such tax, Buyer will reimburse Entegris. Payment terms shall be net 30 days after shipment by Entegris. An interest charge equal to 1½% per month (18% per year) will be added to invoices outstanding beyond 30 days after shipment. In addition Entegris reserves the right to require pre-paid payment terms from any Buyer whose account is overdue for a period of more than 60 days or who has an unsatisfactory credit or payment record. Entegris may also refuse to sell to any person until overdue accounts are paid in full.

Delivery and Shipment

Entegris will make every effort to ship the products or provide the services hereunder in accordance with the requested delivery date, provided that Entegris accepts no liability for any losses or for general, special or consequential damages arising out of delays in delivery. All shipment costs shall be paid by Buyer, and if prepaid by Entegris, the amount thereof shall be reimbursed to Entegris.

Title

Title to the products shall remain with Entegris until the occurrence of the following events: a) when the point of origin of the shipment is within the country of destination, upon the shipment of the products from the Entegris facility; b) when the point of origin of the shipment is not within the country of destination, upon the arrival of the products at the Port of Entry of the destination country.

Risk of Loss

The risk of loss or damage to the products shall be assumed by Buyer upon the occurrence of the following events: a) when the point of origin of the shipment is within the country of destination, upon the shipment of the products from the Entegris facility: b) when the point of origin of the shipment is not within the country of destination, upon the arrival of the products at the Port of Entry of the destination country.

Inspection

Buyer shall be responsible for inspecting all products shipped hereunder prior to acceptance, provided, that if, Buyer shall not have given Entegris written notice of rejection within 30 days following shipment to Buyer, the products shall be deemed to have been accepted by Buyer.

Disclaimer of Express and Implied Warranties

The products shall be covered by the applicable Entegris standard warranty. NO OTHER EXPRESS OR IMPLIED WARRANTY IS MADE WITH RESPECT TO THE PRODUCTS. ENTEGRIS EXPRESSLY EXCLUDES THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. Any model or sample furnished to the Buyer is merely illustrative of the general type and quality of goods and does not represent that the products will conform to the model or sample. Buyer’s remedies under Entegris’ warranty shall be limited to repair or replacement of the product or component thereof which failed to conform to Entegris’ warranty.

Returned Goods

No products shipped under these Terms and Conditions may be returned without the express prior authorization of Entegris. All returns of products are subject to a restocking charge. No returns will be authorized after 60 days following shipment to Buyer.

Technical Advice

Entegris may, at Buyer’s request, furnish technical assistance, advice and information with respect to the products, if and to the extent that such advice, assistance and information is conveniently available. It is expressly agreed that there is no obligation to provide such information which is provided without charge at the Buyer’s risk, and which is provided subject to the disclaimers set forth in paragraph 7 above.

Agents, etc.

No agent, employee or other representative has the right to modify or expand Entegris’ standard warranty applicable to the product(s) or to make any representations as to the product(s) other than those set forth in Entegris’ product literature and any such affirmation, representation or warranty, if made, should not be relied upon by Buyer and shall not form a part of these Terms and Conditions.

Exports

Buyer represents that it will not knowingly export, either directly or indirectly, any product or service to any country for which approval is required, without the prior written approval of the office of Export Administration of the U.S. Dept. of Commerce or any other applicable U.S. Government Agency.

Equal Employment Opportunity

Entegris is an Equal Opportunity Employer. It does not discriminate in any phase of the employment process against any person because of race, color, creed, religion, national origin, sex, age, veteran or handicapped status. The Entegris Equal Opportunity Certificate, which is mailed annually to all vendors and vendees, is incorporated into this contract by reference.

Modifications, Waiver, Termination

This Contract may be modified, and any breach hereunder may be waived only by a writing signed by the party against whom enforcement thereof is sought.

Governing Law

This Contract shall be governed by and construed in accordance with the laws (other than those relating to conflict of laws questions) of the State of Delaware. The United Nations Convention on Contracts for the International sale of Goods shall not apply to these Terms and Conditions, and is hereby specifically excluded.

Arbitration

Any and all disputes or controversies arising under, out of or in connection with these terms and Conditions or the sale or performance of the products or services shall be resolved by final and binding arbitration in Boston, Massachusetts under the rules of the American Arbitration Association then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of these Terms and Conditions. Any award rendered in such arbitration may be enforced by either party in either the courts of the Commonwealth of Massachusetts or in the United States District Court for the Eastern District of Massachusetts, to whose jurisdiction for such purposes Entegris and Buyer each hereby irrevocably consent and submit.

Limitation Of Liability

In no event shall Entegris (including its affiliates and subsidiaries) be liable for anticipated or lost profits or for special, punitive, indirect, incidental, or consequential damages. Entegris’ total liability on any claim of any kind for arty loss or damage whatsoever arising out of or in connection with or resulting from these Terms and Conditions or from the performance or breach thereof shall in no case exceed the price allocable to the products or services or units thereof which gives rise to the claim.

Assignment

Buyer shall not assign its rights or its obligations under these Terms and Conditions without the written consent of Entegris.

Cancellation Prior to Shipment

In the event Buyer requests that an order for products or services which it has plated with Entegris be cancelled prior to shipment, and with which request Entegris agrees, Buyer shall be liable to Entegris for all costs incurred by Entegris as a result of such cancellation, including but not limited to, cancellation costs to suppliers and unreimbursed advances on goods, if any, together with any specifically identifiable incidental and consequential expenses.

Performance

Unless otherwise agreed to in writing, Entegris reserves the right to make design changes which Entegris believes will improve its products. Entegris may also satisfy customer purchase orders by shipping 90-105% of ordered quantities for nonstandard products depending on actual yield from such nonstandard product runs Entegris shall only charge Buyer for actual quantities shipped. Entegris’ performance shall be excused in the event of strikes, accidents, fires, unavailability of materials and all other causes beyond the control of Entegris.

Tool Ownership

All tools, dies, and patterns produced by or at the request of Entegris, or otherwise utilized by Entegris in the production of any products sold to Buyer, shall remain the exclusive property of Entegris. Entegris reserves the right to advertise and/or sell any of the foregoing items and any of its products produced therewith, unless otherwise specifically agreed to in writing by an authorized representative of Entegris.

General Provisions

The failure of Entegris to enforce at any time any of the provisions of these Terms and Conditions, to exercise any election or option provided herein, or to require at any time performance by Buyer of any of the provisions herewith shall in no way be construed to be a waiver of any such provisions, or the right of Entegris thereafter to enforce each and every such provision. These Terms and Conditions contains the complete and exclusive statement of the agreement between the parties in connection with the subject products and/or services and supersedes any previous understandings, communications, commitments, or agreements, oral or written. Buyer warrants that it has not offered or given and will not offer or give to any employee, agent or representative of Entegris any gratuity with a view toward influencing such person with respect to the terms, conditions or performance of these Terms and Conditions or any contracts with Entegris. Entegris and Buyer are independent contractors: neither is an agent or employee of the other or has any authority to assume or create any obligation or liability of any kind on behalf of the other. Any provision of these Terms and Conditions that is invalid or unenforceable under applicable laws with respect to a particular party or circumstance will be severed from this Contract with respect to such party or circumstance without invalidating the remainder of these Terms and Conditions or the application of such provision to other persons or circumstances. The headings used in these Terms and Conditions have no legal effect.